UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

5 Merchant Square
North Wharf Road
London, W2 1AY
United Kingdom
(Address of Principal Executive Offices)

(44) 203 786 5275
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Company Director

On July 27, 2016,  the Board of Directors (the "Board") of LivaNova Plc (the "Company" or "LivaNova") elected Ms. Andrea Saia as member of the Board of LivaNova, effective on that date, and determined that she is an "independent director" for purposes of NASDAQ listing standards.  Ms. Saia has also been appointed by the Board to the Audit & Compliance Committee.

There are no arrangements or understandings between Ms Saia and any other persons pursuant to which she was appointed as a director.  There are also no family relationships between Ms Saia and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into a director appointment letter with Ms. Saia (the "Appointment Letter"), providing the terms of her appointment and pursuant to which Ms. Saia will be compensated as a non-employee director under the Company's Non-Employee Director Compensation Policy (the "Director Compensation Policy").  Pursuant to the Director Compensation Policy and her Appointment Letter, Ms. Saia will receive a fee of $60,000 per annum, as well as an annual retainer of $15,000 for serving on the Audit & Compliance Committee.  She will also receive an annual award of restricted stock units with a value of $160,000 per annum granted pursuant to the Company's 2015 Incentive Award Plan and an award agreement thereunder.

Expenses reasonably incurred in the performance of the role may be reimbursed or paid for directly by LivaNova, as appropriate, including any tax due on the expenses, such as travel expenses to and from Board and committee meetings, expenses for accommodations and other expenses ancillary to meeting attendance.  Non-employee directors will also be covered by LivaNova's indemnity insurance, and Ms Saia will also benefit from a deed of indemnity from the Company.  Ms. Saia's letter of appointment also contains confidentiality obligations, which will apply during appointment and after termination thereof.

Further details regarding the Company's compensation structure and indemnification arrangements for non-employee directors are available in the Company's Director Compensation Policy, the 2015 Incentive Award Plan, and the form of deed of indemnity which can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2015, which is herein incorporated by reference.  The foregoing descriptions of the Appointment Letter are qualified in their entirety by reference to the full text of the Appointment Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

On July 28, 2016, LivaNova issued a press release announcing the appointment of Ms. Saia as a director of LivaNova. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
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Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

10.1	Appointment Letter between LivaNova PLC and Ms. Andrea Saia dated July 27, 2016.
99.1	Press release regarding appointment of Ms. Andrea Saia as a non-executive director, issued by LivaNova PLC on July 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: July 28, 2016	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Deputy Company Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Appointment Letter between LivaNova PLC and Ms. Andrea Saia dated July 27, 2016.
99.1	Press release regarding appointment of Ms. Andrea Saia as a non-executive director, issued by LivaNova PLC on July 28, 2016.